Exhibit 10.9

Mantua Creek Group, LLC

P. O. Box 25064

Winston Salem, NC 27114

August 12, 2019

Ms. Christine T. Lindenmuth

Your Hometown Deli, LLC

25 E. Grant Street

Woodstown, NJ 08098

Re: Addendum - Lease Agreement, 541A Mantua Ave., Paulsboro, NJ

Dear Christine,

Pursuant to our conversation today, please accept this letter as written notification that Mantua Creek Group, LLC (Landlord) hereby grants Your Hometown Deli, LLC (tenant) an extension to the lease dated 7/1/2014 for a further two years, in accordance to Section 1 Part B of said lease.

Therefore, the lease will now end June 30, 2021. All other terms of the Lease Agreement remain the same. This will further acknowledge receipt of your check (# 3055 dated 8/9/19) in the amount of $10,000.00 which brings the account current through 7/31/19.

Sincerely,

/s/ James T. Patten
James T. Patten, Manager